EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

March 14, 2011

Magnum Hunter Resources Corporation
777 Post Oak Blvd, Suite 650
Houston, TX 77056

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-166756, 333-168161 and 333-169651) and in the Registration Statements on Form S-8 (Nos. 333-168802, 333-169814 and 333-171168) of Magnum Hunter Resources Corporation, and in each of the prospectuses, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2010, and to the inclusion of our report, in the form and context in which it appears, in the Amendment Number One to the Annual Report on Form 10-K/A and to all references to our firm included in the Annual Report and the Amendment Number One to the Annual Report.

Very truly yours,

W. Todd Brooker, P.E.
Vice President
Cawley Gillespie & Associates, Inc.
Texas Registered Engineering Firm (F-693)